EXHIBIT 23(A)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 of our reports related to the financial statements of the companies listed below, which reports appear in such Prospectus:

                        COMPANY                             DATE OF REPORT
-------------------------------------------------------   ------------------
Phoenix Marketing Group, Inc.                              November 30, 1997
TeleManagement Services, Inc.                             September 22, 1997
Hispanic Market Connections, Inc                           November 21, 1997
CulturalAccessWorldwide, Inc.                               October 22, 1997

     We also consent to the reference to us under the heading "Experts" in such Prospectus.
PRICE WATERHOUSE LLP
PHILADELPHIA, PA
January 24, 1998